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                                   EXHIBIT 10.12

                              SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT, effective January 1, 1998, is by and between Thomas H. Chapman ("Stockholder") and U.S. Laboratories Inc., a Delaware corporation ("US Labs").

                                     RECITALS:

     A. Stockholder is presently a minority stockholder in San Diego Testing Engineers, Inc., a Delaware corporation ("Subsidiary"). The majority stockholder of Subsidiary is US Labs.

     B. US Labs desires to purchase the shares held by Stockholder in Subsidiary (the "Subsidiary Shares") to make such Subsidiary a wholly-owned subsidiary of US Labs, and Stockholder desires to sell the Subsidiary Shares to US Labs. Such purchase and sale shall be effected through an exchange of the Subsidiary Shares for shares in US Labs, as set forth in this Agreement.

     NOW THEREFORE, for good and valuable consideration as herein provided, the parties agree as follows:

     1. SALE OF SUBSIDIARY SHARES. US Labs hereby agrees to purchase and Stockholder hereby agrees to sell, all of the Subsidiary Shares held by Stockholder.

     2. PURCHASE PRICE. The aggregate purchase price for the Subsidiary Shares shall be equal to Twenty Eight Thousand Six Hundred (28,600) shares of US Labs common stock (the "Exchange Shares").

     3. EFFECTUATION OF SHARE EXCHANGE. Contemporaneously with the execution of this Agreement:

          (a) Stockholder has delivered to US Labs original certificates for the Subsidiary Shares, each duly endorsed for transfer, or duly executed affidavits of loss.

          (b) US Labs has delivered to Stockholder original certificates for the Exchange Shares.

     4. REPRESENTATIONS AND WARRANTIES OF US LABS. US Labs represents and warrants to Stockholder that:

          (a) Upon consummation of the transactions contemplated by this Agreement, the Exchange Shares will be duly authorized, validly issued, fully paid and nonassessable.

          (b) US Labs is a Delaware corporation validly existing and in good standing.

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          (c)  The Exchange Shares are sold and issued to Stockholder free and clear of all liens, encumbrances and restrictions on transfer except those imposed by federal and state securities laws and by this Agreement.

     5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to US Labs that:

          (a) Stockholder has good and marketable title to the Subsidiary Shares, free and clear of all liens, encumbrances and restrictions on transfer. Stockholder has not granted to any third person any options, warrants or other contractual rights to purchase the Subsidiary Shares. Stockholder has not provided to any third person a proxy with respect to the voting of the Subsidiary Shares.

          (b) Stockholder has the right, power, legal capacity, and authority to enter into and perform his obligations under this Agreement, and this Agreement constitutes the valid and legally binding obligation of Stockholder enforceable in accordance with its terms.

          (c) Stockholder has received adequate information to make an informed investment decision with respect to the exchange of the Subsidiary Shares for the Exchange Shares, that he has knowledge and experience in business and financial matters sufficient to enable him to make such investment decision, and has obtained such investment, legal, tax and other advice as he considers necessary to make such decision.

          (d) No representations, whether written or oral, regarding the financial condition, business or prospects of Subsidiary or US Labs have been made to him by Subsidiary, US Labs, or any of their officers or agents.

          (e) Stockholder is not acquiring the Exchange Shares with a view toward any distribution or resale of such shares to any person except in accordance with the provisions of the Securities Act of 1933 and applicable state securities laws. Stockholder acknowledges that the certificate evidencing the Exchange Shares will bear the following legends:

          The securities represented by the within certificate have not been registered under the Securities Act of 1933 or under applicable provisions of any state blue sky laws, and may not be sold, transferred or otherwise disposed of except pursuant to registration, exemption from registration or operation of law.

          This certificate of stock and the shares represented hereby are held subject to restrictions contained in an agreement between the corporation and the person named on this certificate and may not be transferred except in accordance with the terms and provisions thereof.

     6. RESTRICTED NATURE OF SHARES. As used herein, the "Restrictions Term" shall commence on the date of this Agreement and shall continue until the effective date of US Labs'

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initial registered public offering of its common stock under the Securities
Act of 1933 or a "Sale of the Company," whichever occurs first. For purposes of this Agreement, "Sale of the Company" means a sale of all or substantially all the assets of US Labs or a sale by the stockholders of US Labs of such number of shares of US Labs common stock as constitutes a controlling interest in US Labs.

          (a) Except as otherwise provided herein, Stockholder agrees that, during the Restrictions Term, he will not sell or otherwise transfer any one or more of the Exchange Shares (other than to US Labs) except with US Labs' prior written consent. Such prior written consent may be given or withheld solely at the discretion of US Labs.

          (b) During the Restrictions Term, US Labs shall have an option (the "Employment Purchase Option") to purchase all the Exchange Shares from Stockholder or his estate or personal representative, as the case may be, at such point as Stockholder ceases to be employed by Subsidiary, US Labs, or any other subsidiary or affiliate of US Labs (any such entity, a "US Labs Entity"). The Employment Purchase Option shall not be applicable if Stockholder, at the request of any US Labs Entity, agrees to be employed by a different US Labs Entity. If US Labs exercises the Employment Purchase Option, it will pay Stockholder (or his estate or personal representative, as the case may be) an amount equal to the book value of the Exchange Shares as of the date of termination of Stockholder's employment, and Stockholder will be required to sell the Exchange Shares to US Labs for
     such purchase price.   The Employment Purchase Option will expire if not
     exercised by US Labs within ninety (90) days of the date of termination of Stockholder's employment. US Labs may, at its option, offset the purchase price due pursuant to the Employment Purchase Option against any payments due Stockholder from US Labs pursuant to any employment agreement or otherwise.

          (c) During the Restrictions Term, US Labs shall have a further option (the "General Purchase Option") to purchase all the Exchange Shares from Stockholder or his estate or personal representative, as the case may be. If US Labs exercises the General Purchase Option, it will pay Stockholder (or his estate or personal representative, as the case may be) an amount equal to the fair market value of the Exchange Shares as of the date US Labs notifies stockholder that it wishes to exercise the General Purchase Option, such fair market value to be determined by US Labs' independent public accountants, and Stockholder will be required to sell the Exchange Shares to US Labs for such purchase price. Any payments US Labs is required to make by reason of its exercise of the General Purchase Option shall be made in full within sixty (60) days of US Labs' exercise of such option.

          (d) Stockholder agrees that if at any time during the Restrictions Term the stockholders of US Labs elect to transfer to a third party such number of shares of US Labs common stock held by them as constitutes a controlling interest in US Labs, then the selling stockholders may require Stockholder to sell, on the same terms and conditions and at the same price per share as the proposed sale by the selling stockholders, all or any portion of the Exchange Shares.

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     7.   BINDING EFFECT.  This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

STOCKHOLDER:                            U.S. LABORATORIES INC.



/s/: Thomas H. Chapman                  By:  /s/: Dickerson Wright, President

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